Exhibit 99.1

            Virage Logic Reports Fourth-Quarter Fiscal 2005 Results


     FREMONT, Calif.--(BUSINESS WIRE)--Oct. 27, 2005--Virage Logic Corporation (Nasdaq:VIRL):

     Quarterly News Release Highlights:

    -- Q4 revenues of $12.8 million, compared with $15.3 million for Q4 fiscal 2004 and $12.0 million for Q3 fiscal 2005

    -- Q4 GAAP net loss of $28,000, or $0.00 per share, compared with GAAP net income of $1.5 million, or $0.07 per share, for Q4 fiscal 2004 and with a GAAP net loss of $1.3 million, or $0.06 per share, for Q3 fiscal 2005

     Virage Logic Corporation (Nasdaq:VIRL), a pioneer in Silicon Aware IP(TM) and leading provider of semiconductor IP platforms, today reported its financial results for the fourth fiscal quarter ended September 30, 2005.
     Revenues for the fourth quarter of fiscal 2005 were $12.8 million, compared with $15.3 million for the fourth quarter of fiscal 2004 and with $12.0 million for the third quarter of fiscal 2005. License revenue for the fourth quarter of fiscal 2005 was $10.0 million, compared with $12.2 million for the same quarter a year ago and with $9.3 million for the prior quarter. Royalties for the fourth quarter of fiscal 2005 were $2.8 million, compared with $3.2 million for the fourth quarter of fiscal 2004 and with $2.7 million for the prior quarter.
     As reported under U.S. generally accepted accounting principles (GAAP), net loss for the fourth quarter of fiscal 2005 was $28,000, or $0.00 per share. By comparison, net income for the fourth quarter of fiscal 2004 was $1.5 million, or $0.07 per share, and a net loss for the third quarter of fiscal 2005 was $1.3 million, or $0.06 per share.
     "After experiencing order slippage and operational issues which impacted our results for the previous two quarters, we met our prior outlook for revenues and slightly exceeded our bottom-line expectations for the fourth quarter," said Adam Kablanian, Virage Logic's president and chief executive officer. "Furthermore, we extended our lead on advanced process nodes by signing 12 new 90 nanometer (nm) agreements. We also saw continued customer adoption of our IPrima Foundation(TM) semiconductor IP platforms. Our pipeline is healthy, and we remain committed to improving our financial results in the quarters ahead."
     For fiscal year 2005, revenues were $53.4 million, compared with $53.0 million for fiscal year 2004. Net loss for fiscal 2005 was $575,000, or $0.03 per share, compared with net income of $1.9 million, or $0.09 per share, for fiscal 2004.

    Recent Business Highlights

    During the fourth quarter, and more recently, Virage Logic:

    -- Appointed industry veteran Jim Bailey as vice president of Worldwide Sales to drive the company's global sales and customer service initiatives based on his 20 years of experience in the electronic design automation (EDA) industry

    -- Announced agreements with MIPS Technologies (Nasdaq:MIPS) to provide system-on-chip (SoC) designers with the convenience of a single license to cover the use of MIPS(R) 32-bit cores and Virage Logic's IP, and accelerate processor performance with jointly developed core-optimized IP kits

    -- Booked a total of 12 new 90nm agreements, including three with new customers

    -- Signed a direct royalty-bearing agreement for the company's first Silicon Aware IP(TM) offering -- the STAR Memory System -- with a new customer bringing the total number of STAR
        Memory System agreements to date to 118

    -- Signed seven new ASAP Logic(TM) and IPrima Foundation semiconductor IP platform agreements

    -- Signed two new Non-Volatile Electrically Alterable (NOVeA(R)) agreements bringing the total number of NOVeA agreements signed to date to 19

    -- Recorded revenue under licensing agreements with 48 customers -- 43 existing and five new.

     Business Outlook

     Virage Logic also announced today its business outlook for the first quarter of fiscal 2006. The company currently anticipates total revenues of approximately $13.6 million to $13.8 million. Expected total revenues for the quarter are anticipated to include royalties of approximately $2.9 million to $3.0 million. The company expects to report GAAP net income of approximately $0.00 to $0.01 per diluted share for the three months ending December 31, 2005. Anticipated GAAP net income for the three months ending December 31, 2005 excludes the effects of the adoption of SFAS 123(R), as management is currently evaluating its future impact. Although this news release will be available on the company's website, the company disclaims any duty or intention to update these or any other forward-looking statements.

     Webcast and Taped Replay

     Virage Logic's management plans to hold a teleconference on fourth-quarter 2005 results at 1:30 p.m. PT / 4:30 p.m. ET today. A live webcast of management's teleconference regarding fourth-quarter results will be available to all investors, and an archived webcast will be available from October 27, 2005 until October 27, 2006 on the Investor Relations page of Virage Logic's website at http://www.viragelogic.com. In addition, a telephonic replay will be available through November 3, 2005 at (719) 457-0820, access code 8445849.

     About Virage Logic

     Founded in 1996, Virage Logic Corporation (Nasdaq:VIRL) rapidly established itself as a technology and market leader in providing advanced embedded memory intellectual property (IP) for the design of complex integrated circuits. Today the company is a global leader in semiconductor IP platforms comprising embedded memories, logic, and I/Os and is pioneering the development of a new class of IP called Silicon Aware IP. Silicon Aware IP tightly integrates Physical IP (memory, logic and I/Os) with the embedded test, diagnostic, and repair capabilities of Infrastructure IP to help ensure manufacturability and optimized yield at the advanced process nodes. Virage Logic's highly differentiated product portfolio provides higher performance, lower power, higher density and optimal yield to foundries, integrated device manufacturers (IDMs) and fabless customers who develop products for the consumer, communications and networking, hand-held and portable, and computer and graphics markets. The company uses its FirstPass-Silicon(TM) Characterization Lab for certain products to help ensure high quality, reliable IP across a wide range of foundries and process technologies. Headquartered in Fremont, California, Virage Logic has R&D, sales and support offices worldwide. For more information, visit www.viragelogic.com.

     Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

     Statements made in this news release, other than statements of historical fact, are forward-looking statements, including, for example, statements relating to operational issues, trends, business outlook, products, and customer relationships. Forward-looking statements are subject to a number of known and unknown risks and uncertainties, which might cause actual results to differ materially from those expressed or implied by such statements. These risks and uncertainties include Virage Logic's ability to improve its operations; its ability to forecast its business, including its revenue, income and order flow outlook; Virage Logic's ability to execute on its strategy to become a provider of semiconductor IP platforms; Virage Logic's ability to continue to develop new products and maintain and develop new relationships with third-party foundries and integrated device manufacturers; adoption of Virage Logic's technologies by semiconductor companies and increases or fluctuations in the demand for their products; the company's ability to overcome the challenges associated with establishing licensing relationships with semiconductor companies; the company's ability to obtain royalty revenues from customers in addition to license fees, to receive accurate information necessary for calculating royalty revenues and to collect royalty revenues from customers; business and economic conditions generally and in the semiconductor industry in particular; competition in the market for semiconductor IP platforms; and other risks including those described in the company's Annual Report on Form 10-K for the period ended September 30, 2004, and in Virage Logic's other periodic reports filed with the SEC, all of which are available from Virage Logic's website (www.viragelogic.com) or from the SEC's website (www.sec.gov), and in news releases and other communications. Virage Logic disclaims any intention or duty to update any forward-looking statements made in this news release.

     All trademarks are the property of their respective owners and are protected herein.


                       Virage Logic Corporation
            Unaudited Consolidated Statements of Operations
               (In thousands, except per-share amounts)


                            Three Months Ended     Twelve Months Ended
                           --------------------   --------------------
                                September 30,         September 30,
                              2005       2004       2005       2004
                           ----------  --------   ---------  ---------
Revenue:
 License                     $10,001   $12,156     $42,425    $44,775
 Royalties                     2,791     3,158      10,964      8,228
                           ----------  --------   ---------  ---------
Total revenues                12,792    15,314      53,389     53,003
Cost and expenses:
 Cost of revenues              3,523     3,040      13,035     11,215
 Research and development      5,035     4,731      20,263     18,428
 Sales and marketing           3,492     3,784      15,269     14,615
 General and administrative    2,805     1,762       9,083      6,602
 Stock-based compensation         --        --         339        130
                           ----------  --------   ---------  ---------
   Total cost and expenses    14,855    13,317      57,989     50,990
                           ----------  --------   ---------  ---------
   Operating income (loss)    (2,063)    1,997      (4,600)     2,013
Interest income and other,
 net                             532       288       1,703        756
                           ----------  --------   ---------  ---------
   Income (loss) before
    taxes                     (1,531)    2,285      (2,897)     2,769
Income tax provision
 (benefit)                    (1,503)      777      (2,322)       859
                           ----------  --------   ---------  ---------

   Net income (loss)         $   (28)  $ 1,508     $  (575)   $ 1,910
                           ==========  ========   =========  =========

Earnings per share:
 Basic                       $ (0.00)   $ 0.07     $ (0.03)   $  0.09
                           ==========  ========   =========  =========
 Diluted                     $ (0.00)   $ 0.07     $ (0.03)   $  0.09
                           ==========  ========   =========  =========

Shares used in computing
 per share amounts:
 Basic                        22,473    21,534      22,187     21,391
                           ==========  ========   =========  =========
 Diluted                      22,473    22,233      22,187     22,139
                           ==========  ========   =========  =========





                       Virage Logic Corporation
                 Unaudited Consolidated Balance Sheets
                            (In thousands)


                                          September 30,  September 30,
                                              2005           2004
                                          -------------  -------------
ASSETS:
Current assets:
 Cash and cash equivalents                 $  26,841       $ 28,746
 Short-term investments                       34,349         27,144
 Accounts receivable, net                     14,201         17,756
 Costs in excess of related billings on
  uncompleted contracts                          896            670
 Prepaid expenses and other current assets     4,517          4,079
 Taxes receivable                                493          1,302
                                          -------------  -------------
     Total current assets                     81,297         79,697

Property, equipment and leasehold
 improvements, net                             5,093          4,090
Goodwill                                       9,782          9,782
Other intangible assets, net                   2,375          2,762
Deferred tax assets                            7,814          5,225
Long-term investments                          6,648          7,222
Other long-term assets                           695            410
                                          -------------  -------------

     Total assets                          $ 113,704       $109,188
                                          =============  =============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Accounts payable                          $     770       $    506
 Accrued expenses                              3,623          5,019
 Deferred revenue                              8,440          7,548
 Income taxes payable                            491          3,569
                                          -------------  -------------
     Total current liabilities                13,324         16,642
Deferred tax liabilities                         852          1,035
                                          -------------  -------------
     Total liabilities                        14,176         17,677

Stockholders' equity:
 Common stock                                     23             22
 Additional paid-in capital                  120,546        112,457
 Accumulated other comprehensive income
  (loss)                                         474            (28)
 Accumulated deficit                         (21,515)       (20,940)
                                          -------------  -------------
     Total stockholders' equity               99,528         91,511
                                          -------------  -------------

     Total liabilities and stockholders'
      equity                               $ 113,704       $109,188
                                          =============  =============



                       Virage Logic Corporation
            Unaudited Consolidated Statements of Cash Flows
                            (In thousands)


                                                   Three Months Ended
                                                ----------------------
                                                     September 30,
                                                   2005        2004
                                                ----------  ----------
OPERATING ACTIVITIES:
 Net income (loss)                                 $(28)      $1,509
 Adjustments to reconcile net income (loss)
  to net cash provided by (used in)
  operating activities:
     Provision for doubtful accounts                (40)         336
     Depreciation                                   566          747
     Amortization of intangible assets               97           96
     Tax benefit associated with employee
      stock compensation                          1,701           74
    Changes in operating assets and liabilities:
       Accounts receivable                        3,228       (4,374)
       Costs in excess of billings on
        uncompleted contracts                       312           73
       Prepaid expenses and other assets            637         (261)
       Taxes receivable                            (176)         609
       Accounts payable                            (542)        (431)
       Accrued expenses                          (1,207)        (189)
       Deferred revenue                           1,733        1,644
       Income tax payable                          (638)       2,179
       Deferred taxes                            (2,772)      (2,438)
                                                ----------  ----------
 Net cash provided by (used in) operating
  activities                                      2,871         (426)
                                                ----------  ----------

INVESTING ACTIVITIES:
 Purchase of property and equipment                (172)        (302)
 Purchase of investments                        (80,158)     (17,449)
 Proceeds from maturities of investments         76,320        3,323
                                                ----------  ----------
 Net cash used in investing activities           (4,010)     (14,428)
                                                ----------  ----------

FINANCING ACTIVITIES:
 Net proceeds from issuance of common stock         992          639
                                                ----------  ----------
 Net cash provided by financing activities          992          639
                                                ----------  ----------

 Effect of exchange rates on cash                    (2)          --
                                                ----------  ----------

 Net decrease in cash and cash equivalents         (149)     (14,215)

 Cash and cash equivalents at beginning of
  period                                         26,990       42,961
                                                ----------  ----------

 Cash and cash equivalents at end of the
  period                                        $26,841      $28,746
                                                ==========  ==========



     CONTACT: Virage Logic
              Mike Seifert, 510-360-8025
              michael.seifert@viragelogic.com